PBF Energy Inc. (NYSE: PBF) Barclays CEO Energy-Power Conference September 2016

2 Safe Harbor Statements This presentation contains forward-looking statements made by PBF Energy Inc. (“PBF Energy”), the indirect parent of PBF Logistics LP (“PBFX”, or “Partnership”, and together with PBF Energy, the “Companies”, or “PBF”), and their management teams. Such statements are based on current expectations, forecasts and projections, including, but not limited to, anticipated financial and operating results, plans, objectives, expectations and intentions that are not historical in nature. Forward-looking statements should not be read as a guarantee of future performance or results, and may not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking statements are based on information available at the time, and are subject to various risks and uncertainties that could cause the Companies’ actual performance or results to differ materially from those expressed in such statements. Factors that could impact such differences include, but are not limited to, changes in general economic conditions; volatility of crude oil and other feedstock prices; fluctuations in the prices of refined products; the impact of disruptions to crude or feedstock supply to any of our refineries, including disruptions due to problems with third party logistics infrastructure; effects of litigation and government investigations; the timing and announcement of any potential acquisitions and subsequent impact of any future acquisitions on our capital structure, financial condition or results of operations; changes or proposed changes in laws or regulations or differing interpretations or enforcement thereof affecting our business or industry, including any lifting by the federal government of the restrictions on exporting U.S. crude oil; actions taken or non-performance by third parties, including suppliers, contractors, operators, transporters and customers; adequacy, availability and cost of capital; work stoppages or other labor interruptions; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control; inability to complete capital expenditures, or construction projects that exceed anticipated or budgeted amounts; ability to consummate pending acquisitions, the timing for the closing of any such acquisition and our plans for financing any acquisition; unforeseen liabilities associated with any pending acquisition; inability to successfully integrate acquired refineries or other acquired businesses or operations; effects of existing and future laws and governmental regulations, including environmental, health and safety regulations; and, various other factors. Forward-looking statements reflect information, facts and circumstances only as of the date they are made. The Companies assume no responsibility or obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information after such date.

3  Fourth largest independent refiner with regionally-advantaged asset base  Second most complex refiner in the U.S. with average Nelson Complexity of 12.2  Coastal crude optionality  Strategic relationship with PBF Logistics (NYSE:PBFX) provides lower-cost source of capital  Long and successful history of executing profitable acquisitions and driving growth  Proven track record of investing in organic, margin-improvement projects  Targeting self-help projects to enhance margin capture and increase commercial flexibility  Capital discipline – strategic reinvestment to optimize refining base and increase cash flow  Maintain conservative balance sheet with a continued focus on de-levering  Shareholder friendly capital markets activities to fund growth  Refining and Logistics segments provide dual growth platforms  Optimize refining profitability  Diversify logistics footprint through third-party transactions Attractive Asset Base PBF – A Compelling Investment Proven Track Record Disciplined Allocation of Capital Future Growth Opportunities

4 Attractive Asset Diversification and Growth  PBF's core strategy is to operate safely and responsibly and to grow and diversify through acquisitions  Fourth largest independent refiner in United States with five refineries  Increased refining throughput capacity by over 60% since 2015  Second most complex refining system with 12.2 Nelson Complexity Region Throughput Capacity (bpd) Nelson Complexity Mid-continent 170,000 9.2 East Coast 370,000 12.2 Gulf Coast 189,000 12.7 West Coast 155,000 14.9 Total 884,000 12.2 Paulsboro Toledo Chalmette Torrance PADD 2 PADD 3 PADD 5 Delaware City PADD 4 PADD 1 Source: JP Morgan Research 0 500 1,000 1,500 2,000 2,500 V LO P S X M P C P B F T S O H F C A LJ C V I W N R D K N T I US Independent Refiners by Capacity

5 # of Refineries Throughput (kbpd) Nelson Complexity (Avg.) $ EV per Complexity Barrel IPO 2016 ___________________________ 1. Pro forma for the Torrance transaction; market data as of 9/1/16 Profitable Growth Since 2012 IPO We believe that PBF is significantly undervalued 3 5 884 540 11.3 12.2 265 483 (1)

6  Acquired in November 2015 For $322 million  Executing margin improvement projects associated with optimization of existing assets and restart of idled units  Progressing with restart of idled naphtha hydrotreater, reformer and light-ends recovery plant  Projects allow for production of high-octane, ultra-low sulfur reformate blendstock and chemicals from unfinished naphtha  New crude tank project will allow increased export opportunities, crude flexibility and provides additional mitigation of RINs expense  Chalmette commenced asphalt production increasing margin capture  Advancing third-party logistics opportunities Chalmette Refinery – Optimization Underway

7 Torrance Refinery – First Sixty Days  Acquired in July 2016 for $537.5 million  Targeting $50 million operating cost reductions  Focus on stable and reliable operations  Processes an advantaged mix of low-quality crudes (~88% heavy/medium) resulting in 103% product yield or volume expansion  ~90% high-value products  Margin enhancement  Rack throughput grown to approximately 70% of gasoline yield  Increased rack sales provide higher product netbacks and RINs offset  Optimizing distillate margin contribution through rapid, low-cost opportunities  Logistics execution  Completed drop down of 50% interest in Torrance Valley Pipeline for $175 million

Coastal Refinery Complexity Advantage

- Crude cost advantages exist for complex refineries like Torrance, Chalmette, Paulsboro and Delaware City as they have the flexibility to run a wide variety of crudes
- Paulsboro and Delaware City have transportation advantage vs. incoming pipelines and waterborne products
- Chalmette enhances PBF's ability to improve product netbacks in the Atlantic Basin
- Torrance further compliments our targeted approach to run advantaged crude
- Continue to optimize crude slates at all of our refineries

Illustrative Heavy / Sour COGS Advantage[1]



$10.00
$9.00
$8.00
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$-
$9.00
($0.75)
($4.50)
$3.75
PBF Coastal Crude Cost Advantage
Lower Clean Product Yield
Low-value Products (Sulfur, Pet Coke, CO2)
PBF Heavy/Sour COGS Advantage

(1) Comprised of $5/bbl premium for landed cost of light, sweet crude vs. ($4/bbl) discount for medium and heavy, sour crude to Dated Brent which represents a total crude advantage for refineries that are able to process medium and heavy, sour barrels

Delaware/Pennsylvania Basin Refining Landscape



PENNSYLVANIA
Philadelphia
East Coast Terminals
Paulsboro Refinery
Delaware City Refinery
NEW JERSEY

Refinery	Capacity
Delaware City	190,000
Paulsboro	180,000
Trainer (Delta)	185,000
Philadelphia (PES)	330,000
Marcus Hook (CLOSED)	~~175,000~~
Eagle Point (CLOSED)	~~145,000~~

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9 Commercial Optimization  Crude sourcing flexibility and optionality  PBF uses its complex crude processing capacity to source lowest cost input slate  PBF is benefiting from the over-supply of waterborne crude which is driving increased competition and favorable pricing  PBF is leveraging its expanded coastal refining portfolio to capitalize on economies of scale by sharing larger cargoes between assets  Pursuing highest netback product distribution channels  The East Coast Terminals acquisition by PBFX provides additional capability in the greater Philadelphia market  Entering the gasoline and distillate product export markets  Importing and distributing ethanol on the East Coast at the Delaware City rail facilities Refining Group Crude Slate Breakdown Source: Company reports, JP Morgan Research 0% 20% 40% 60% 80% 100% PBF PSX MPC TSO VLO HFC NTI ALJ DK WNR CVRR Medium / Heavy Light

PBFX is a Strategic and Valuable Partner to PBF

- PBF indirectly owns 100% of the general partner and ~45% of the limited partner interests of PBF Logistics LP (NYSE: PBFX), and 100% of the PBFX incentive distribution rights ("IDRs")
- Stable cash flows supported predominantly by long-term, take-or-pay Minimum Volume Commitments
  - No direct commodity exposure
- Vehicle allows PBF to drop-down logistics assets and utilize proceeds to de-lever and improve liquidity
- PBF's drop-down EBITDA backlog increased significantly with addition of logistics-related assets at Chalmette and Torrance Acquisitions
  - Third-party transactions, such as the East Coast Terminals acquisition, add incremental growth to PBFX by extending the backlog timeline
- Provides alternative capital source to grow logistics asset base

Summary of Executed Drop-Downs*

Announcement Date	Asset	Projected Annual Net Income ($mm)	Projected Annual EBITDA ($mm)	Gross Sale Price ($mm)
9/15/2014	Delaware City Heavy Crude Unloading Rack	$12	$15	$150
12/2/2014	Toledo Storage Facility	$9	$15	$150
5/15/2015	Delaware City Pipeline / Truck Rack	$12	$14	$143
8/11/2016	Torrance Valley Pipeline Company LLC (50% interest)	$9	$20	$175
	Total	**$42**	**$64**	**$618**

*For reconciliation from EBITDA to Net Income please refer to PBF 8-K filings dated 9/19/14 (p.164); 12/5/14 (p.80); and 5/5/15 (p.80), respectively. EBITDA is a non-GAAP financial measure. See Appendix for additional information.

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PBFX Growing Asset Base is Ideally Situated

- PBF Logistics assets directly support the operations of the Toledo, Delaware City, Paulsboro and Torrance refineries
  - Approximately 255 million barrels of annual refining capacity
- Strategic third-party acquisitions such as the East Coast Terminals allow PBF Logistics to independently grow its revenue base and leverage its existing relationship with PBF Energy
- PBFX continues to target logistics assets for feedstock movement and product distribution that complement its existing operations and provide synergies due to proximity to PBF Energy operations
- Drop-downs from PBF Energy, as it grows, remain a valuable source of future growth


PBF Logistics Mid-Continent Assets
Toledo Storage Facility
Toledo LPG Truck Rack
Toledo Truck Terminal
Toledo
Paulsboro
Delaware City
Torrance
Chalmette
PADD 5
PADD 4
PADD 2
PADD 3
PADD 1
PBF Logistics West Coast Assets
Torrance Valley Pipeline
PBF Logistics East Coast Assets
East Coast Terminals
DC Products Pipeline
DC Truck Rack (Products)
DC Truck Rack (LPG)
DC Rail Terminal
DC West Rack

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Appendix

13 Disciplined Growth Strategy $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 $1,800 R e fi n e ry Co st , $ /Com p le x it y -B a rr e l Denotes PBF Refinery

14 Our management uses EBITDA (earnings before interest, income taxes, depreciation and amortization) as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to readily view operating trends, as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations, and in communications with our board of directors, creditors, analysts and investors concerning our financial performance. EBITDA is not a presentation made in accordance with GAAP and our computation of EBITDA may vary from others in our industry. EBITDA should not be considered as an alternative to operating income (loss) or net income (loss) as measures of operating performance. In addition, EBITDA is not presented as, and should not be considered, an alternative to cash flows from operations as a measure of liquidity. This presentation includes references to EBITDA which is a non-GAAP financial measure that is reconciled to its most directly comparable GAAP measure in the quarterly and annual reports on Forms 10-Q and 10- K for PBFX. With respect to projected MLP-qualifying EBITDA, we are unable to prepare a quantitative reconciliation to the most directly comparable GAAP measure without unreasonable effort, as, among other things, certain items that impact these measures, such as the provision for income taxes, depreciation of fixed assets, amortization of intangibles and financing costs have not yet occurred, are subject to market conditions and other factors that are out of our control and cannot be accurately predicted. Non-GAAP Financial Measures

15 Non-GAAP Financial Measures Non-GAAP Measures PBF Logistics LP Reconciliation of amounts under US GAAP to Forecasted EBITDA (unaudited, in millions) Reconciliation of fifty percent TVPC acquired interest estimated Net Income to estimated EBITDA: Estimated net income $9.4 Add: Depreciation and amortization expense 9.0 Add: Interest expense, net and other financing costs 1.6 Estimated EBITDA $20.0 The Partnership defines EBITDA as net income (loss) before net interest expense, income tax expense, depreciation and amortization expense. EBITDA is a non-GAAP supplemental financial measure that management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:  our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or financing methods;  the ability of our assets to generate sufficient cash flow to make distributions to our unit holders;  our ability to incur and service debt and fund capital expenditures; and  the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities. The Partnership’s management believes that the presentation of EBITDA provides useful information to investors in assessing our financial condition and results of operations. EBITDA should not be considered an alternative to net income, operating income, cash from operations or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA has important limitations as an analytical tool because it excludes some but not all items that affect net income. Additionally, because EBITDA may be defined differently by other companies in our industry, our definition of EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing its utility. Due to the forward-looking nature of forecasted EBITDA, information to reconcile forecasted EBITDA to forecasted cash flow from operating activities is not available as management is unable to project working capital changes for future periods at this time.